UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 22, 2016

CESCA THERAPEUTICS INC.

(Exact name of registrant as specified in its charter)

Delaware	000-16375	94-3018487
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2711 Citrus Road

Rancho Cordova, California 95742

(Address and telephone number of principal executive offices) (Zip Code)

(916) 858-5100

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02 Termination of a Material Definitive Agreement.

As previously disclosed in the Company’s Current Reports on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on February 3, 2016 and February 16, 2016 (collectively, the “Prior 8-Ks”), Cesca Therapeutics Inc. (the “Company”) entered into a Purchase Agreement (the “Purchase Agreement”) on February 2, 2016 with Boyalife Investment Inc. (“Boyalife USA”) and Boyalife (Hong Kong) Limited (“Boyalife HK” and, together with Boyalife USA, the “Investors”), pursuant to which the Company issued to Boyalife USA a secured three-year convertible debenture with an aggregate principal face amount of $12.5 million (the “Debenture”). Also as previously disclosed in the Prior 8-Ks, the Company and Boyalife USA entered into a Security Agreement dated as of February 13, 2016 (the “Security Agreement”), pursuant to which the Company granted Boyalife USA a first priority senior lien and security interest over substantially all of the Company’s assets to secure the Company’s obligations under the Debenture. Each of the Investors are affiliates of Dr. Xiaochun Xu, one of the Company’s current directors. The terms of the Debenture and the Security Agreement were previously disclosed in the Prior 8-Ks.

Pursuant to the terms of the Debenture, all outstanding principal and accrued and unpaid interest up to and including the maturity date is convertible into shares of the Company’s Common Stock at a per share price of $3.40 (the “Conversion Price”) at the option of the Company at any time prior to maturity, provided that (i) the 20-day simple moving average price of the Company’s Common Stock on the date of conversion is at least 125% of the Conversion Price and (ii) the volume weighted average trading price of the Company’s Common Stock has been greater than the Conversion Price for ten consecutive trading days. On August 22, 2016, the Company notified Boyalife USA in writing that it elected to convert all outstanding principal and interest accrued and otherwise payable under the Debenture, which included the conversion of $12,500,000 of principal and $8,250,000 of interest up to and including the maturity date of the Debentures, effective as of August 22, 2016 (the “Conversion”). Upon the Conversion of the Debenture, the Company issued an aggregate of 6,102,941 shares of its Common Stock (the “Conversion Shares”) to Boyalife USA. Upon the Conversion, the Debenture and the Security Agreement were both terminated in accordance with their respective terms effective as of August 22, 2016, and all security interest and liens under the Security Agreement were released and terminated.

Item 3.02 Unregistered Sale of Equity Securities.

The information disclosed in Item 1.02 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02.

On August 22, 2016 as a result of the Conversion, the Company issued an aggregate of 6,102,941 shares of the Company’s Common Stock to accredited investors upon the Conversion of the Debenture. As a result of the Conversion, the Company has issued more than 5% of its outstanding shares of Common Stock in unregistered transactions in the aggregate since the last report that it filed under Item 3.02 with the SEC. The above-described issuances have been determined to be exempt from registration under the Securities Act of 1933 in reliance on Sections 3(a)(9) and 4(a)(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder, as transactions by an issuer not involving a public offering, in which the investors have represented that they are accredited, as that term is defined in Regulation D, and have acquired the securities for investment purposes only and not with a view to or for sale in connection with any distribution thereof. After the above-described issuance of the Conversion Shares (and taking into account registered stock issuances), the Company has 9,790,500 shares of Common Stock issued and outstanding.

Item 3.03 Material Modification to Rights of Security Holders.

The information disclosed in Item 1.02 and Item 5.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

As a result of the Conversion and termination of the Debenture, the Investors are no longer entitled to certain participation rights in, or consent rights over, future equity and debt financings of the Company under the Purchase Agreement effective as of August 22, 2016.

Additionally as a result of the Conversion, pursuant to the terms of that certain Nomination and Voting Agreement dated as of February 13, 2016 by and between the Company and the Investors (the “Voting Agreement”), the size of the board of directors of the Company (the “Board”) is required to be increased to seven directors, and the Investors have the right to designate up to a maximum of three members to the Company’s Board. The Company intends to increase the size of the Board and appoint the additional designees prior to the Company’s next annual meeting of shareholders. The terms of the Voting Agreement were previously disclosed in the Prior 8-Ks.

Item 5.01 Changes in Control of Registrant.

The information disclosed in Item 1.02, 3.02 and 3.03 of this Current Report on Form 8-K is incorporated by reference into this Item 5.01.

The Conversion and issuance of the Conversion Shares resulted in a change of control of the Company. As a result of the Conversion and issuance of the Conversion Shares, the Investors together own in the aggregate approximately 70% of the Company’s outstanding Common Stock, and Boyalife USA owns individually in the aggregate approximately 62% of the Company’s outstanding Common Stock (based on the capitalization of the Company as of the date of this Current Report on Form 8-K). Additionally, the Investors have the right to designate up to a maximum of three members to the Company’s Board. The Investors are under the control of Dr. Xiaochun Xu, one of the Company’s current directors, and his affiliates.

Item 7.01 Regulation FD Disclosure.

On August 24, 2016, the Company issued a press release announcing the Conversion. A copy of the press release is furnished herewith as Exhibit 99.1.

The information contained in this Item 7.01 and in Exhibit 99.1 attached to this report is being furnished to the SEC and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that Section, or incorporated by reference in any filing under the Exchange Act or the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01. Financial Statements and Exhibits.

(a) Not Applicable.

(b) Not Applicable.

(c) Not Applicable.

(d) Exhibits

Exhibit	Description

99.1	Press Release of Cesca Therapeutics Inc. dated August 24, 2016

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the federal securities laws, including, but not limited to, statements related to the conversion of outstanding debentures and the taking of certain actions with respect to the conversion of such debentures owned by Boyalife USA, Inc. These forward-looking statements are based on the Company’s current expectations and beliefs concerning future developments and their potential effects on the Company. There can be no assurance that future developments affecting the Company will be those that the Company has anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond the Company’s control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, the risks and uncertainties described in the section entitled “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended June 30, 2015 and in its other filings from time to time filed with the Securities and Exchange Commission. Should one or more of these risks or uncertainties materialize, or should any of the Company’s assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. The Company undertakes no obligation to publicly update or revise any forward-looking statements.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 25, 2016	CESCA THERAPEUTICS INC.,
a Delaware Corporation

/s/ ROBIN C. STRACEY
Robin C. Stracey
Chief Executive Officer

Exhibit Index

Exhibit	Description

99.1	Press Release of Cesca Therapeutics Inc. dated August 24, 2016